UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2011

Manhattan Bridge Capital, Inc.
(Exact Name of Registrant as Specified in Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Cutter Mill Road, Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 444-3400
(Registrant’s telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07.	Submission of Matters to Vote of Security Holders.

On September 9, 2011, Manhattan Bridge Capital, Inc (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Meeting”).  At the Meeting, stockholders:

•	Re-elected incumbent directors to serve until the next annual meeting of stockholders and their successors are elected and qualified;
•	Approved an amendment to the Company’s 2009 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance from 350,000 to 400,000;
•	Approved a grant of 1,000,000 Restricted Shares of Common Stock to Assaf Ran, our President and Chief Executive Officer; and
•	Ratified the appointment of Hoberman, Miller, Goldstein & Lesser, P.C.as the Company’s independent auditors for the 2011 fiscal year.

The specific votes with respect to aforementioned were as follows:

1.	Election of directors:

	VOTES
NAME	FOR	WITHHELD
Assaf Ran	1,867,624	215,485
Michael J. Jackson	1,874,224	208,885
Phillip Michals	1,874,624	208,485
Eran Goldshmid	1,873,924	209,185
Mark Alhadeff	1,915,822	167,287
Lyron Bentovim	1,874,224	208,885

2. Approval of an amendment to the Company’s 2009 Stock Option Plan:

VOTES
FOR	AGAINST	ABSTAIN	BROKER NON- VOTE
1,864,890	217,434	785	1,199,285

3. Approval of a grant of 1,000,000 Restricted Shares of Common Stock to Assaf Ran*:

VOTES
FOR	AGAINST	ABSTAIN	BROKER NON- VOTE
1,693,528	381,596	7,985	1,199,285

*In discussions on the vote of this proposal at the Meeting, members of the Compensation Committee of the Board of Directors of the Company disclosed to shareholders that Mr. Ran had advised the Committee that if the grant was approved he would not seek future stock option grants and the Committee indicated that it had no present intention of continuing its prior practice of annually awarding stock options to Mr. Ran as CEO.

4. The ratification of Hoberman, Miller, Goldstein & Lesser, P.C.:

VOTES
FOR	AGAINST	ABSTAIN
3,082,002	173,701	26,691

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Dated: September 14, 2011	By:	/s/ Assaf Ran
Name: Assaf Ran
Title: President and Chief Executive Officer